Mueller Industries, Inc. Declares Cash Dividend for Third Quarter

COLLIERVILLE, Tenn., August 6, 2026 – Mueller Industries, Inc. (NYSE: MLI) announced today that its Board of Directors has declared a regular quarterly cash dividend on its common stock of 17.5 cents per share. The dividend will be payable September 18, 2026 to shareholders of record on September 4, 2026.

Mueller Industries, Inc. (NYSE: MLI) is an industrial corporation whose holdings manufacture vital goods for important markets such as air, water, oil and gas distribution; climate comfort; food preservation; electrical transmission; medical; aerospace; and automotive. It includes a network of companies and brands throughout North America, Europe, Asia, and the Middle East.

*********************

Statements in this release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties.  These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company's SEC filings.  The words "outlook," "estimate," "project," "intend," "expect," "believe," "target," "encourage," "anticipate," "appear," and similar expressions are intended to identify forward-looking statements.  The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report.  The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901)753-3226